UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 9, 2012, WellPoint, Inc., an Indiana corporation ( “WellPoint”), WellPoint Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of WellPoint (“Merger Sub”), and AMERIGROUP Corporation, a Delaware corporation (“Amerigroup”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Amerigroup would merge with and into Merger Sub (the “Merger”), with Amerigroup continuing as the surviving corporation.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of both WellPoint and Amerigroup, stockholders of Amerigroup will receive consideration of $92.00 in cash for each share of Amerigroup stock.

Each option to acquire Amerigroup common stock that is outstanding and vested by its terms (including by reason of the Merger) at the effective time of the Merger will be canceled in exchange for the right to receive the Merger Consideration minus the exercise price per share of the option. Each option to acquire Amerigroup common stock that is outstanding but unvested by its terms at the effective time of the Merger will be converted into an option to acquire WellPoint common stock. Each Amerigroup equity award, including shares of restricted Amerigroup common stock and restricted stock units, that is outstanding and vested by its terms (including by reason of the Merger) at the effective time of the Merger will convert into the right to receive the Merger Consideration per share of the equity award. All other Amerigroup equity awards will convert into an equity award in respect of shares of WellPoint common stock.

WellPoint and Amerigroup have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants not to engage in certain kinds of transactions during the period between the execution of the Merger Agreement and the consummation of the Merger. In addition, Amerigroup has agreed to cause a stockholder meeting to be held to consider adoption of the Merger Agreement and the Amerigroup Board of Directors will, subject to certain exceptions, recommend adoption by its stockholders of the Merger Agreement. Amerigroup has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain conditions, enter into discussions concerning, or providing confidential information in connection with, alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including, among others, (i) approval of Amerigroup’s stockholders, (ii) receipt of regulatory approvals and the absence of the imposition of certain material restrictions in connection with receipt of certain of these approvals, (iii) the other party’s representations and warranties in the Merger Agreement being true and correct, subject to the materiality standards contained in the Merger Agreement, (iv) material compliance of the other party with its covenants and (v) absence of any law or order prohibiting the consummation of the Merger. The Merger is not subject to any financing condition.

The Merger Agreement contains certain termination rights for both WellPoint and Amerigroup, and further provides that, upon termination of the Merger Agreement under specified circumstances, Amerigroup may be required to pay WellPoint a termination fee of $146,000,000. However, such termination fee would be $73,000,000 if the basis for termination of the Merger Agreement is for Amerigroup to enter into an alternative transaction with a third party from whom Amerigroup receives a bona fide written proposal for an alternative transaction prior to 11:59 p.m. on August 8, 2012 (the “Excluded Period”), which Amerigroup’s board of directors determines, prior to the end of the Excluded Period, is or is reasonably likely to lead to, a Superior Proposal (as defined in the Merger Agreement).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide shareholders with information regarding its terms and is not intended to provide any factual information about WellPoint or Amerigroup.

The Merger Agreement contains representations and warranties by WellPoint and Amerigroup as of specific dates. The representations and warranties reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by WellPoint’s shareholders; in certain cases, merely represent allocation decisions among the parties; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. As such, the representations and warranties are solely for the benefit of the parties to the Merger Agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the WellPoint’s public disclosures. WellPoint acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Item 8.01 – Other Events

On July 9, 2012, WellPoint and Amerigroup held a joint conference call with analysts and investors to discuss the transactions contemplated by the Merger Agreement, a transcript of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 9, 2012, Angela Braly, WellPoint’s Chair, President and Chief Executive Officer, sent an e-mail to the associates of Amerigroup, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “should”, “estimates”, “intends”, “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Amerigroup’s stockholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; Amerigroup’s and WellPoint’s ability to consummate the Merger, including the financing thereof; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the Merger; the possibility that costs or difficulties related to the integration of Amerigroup’s and WellPoint’s operations will be greater than expected; operating costs and business disruption, including difficulties in maintaining relationships, may be greater than expected; the ability of Amerigroup or the combined company to retain and hire key personnel and maintain relationships with providers or other business partners; the impact of legislative, regulatory and competitive changes and other risk factors relating to the industry in which Amerigroup and WellPoint operate, as detailed from time to time in each of Amerigroup’s and WellPoint’s reports filed with the SEC. There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in each of Amerigroup’s and WellPoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and Item 1.A in each of Amerigroup’s and WellPoint’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Amerigroup and WellPoint caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Amerigroup and WellPoint or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Neither Amerigroup nor WellPoint undertakes any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Amerigroup and WellPoint. The proposed transaction will be submitted to the stockholders of Amerigroup for their consideration. In connection with the proposed transaction, Amerigroup will prepare a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). Amerigroup and WellPoint plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Amerigroup’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Amerigroup by going to Amerigroup’s Investor Relations website page by clicking the “Investors” link at www.amerigroup.com or by sending a written request to Amerigroup’s Secretary at Amerigroup Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, or by calling the Secretary at (757) 490-6900.

Interests of Participants

Amerigroup and WellPoint and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Amerigroup in connection with the proposed transaction. Information regarding Amerigroup’s directors and executive officers is set forth in Amerigroup’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 27, 2012 and February 24, 2012, respectively. Information regarding WellPoint’s directors and executive officers is set forth in WellPoint’s proxy statement for its 2012 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 2, 2012 and February 22, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction will be contained in the proxy statement to be filed by Amerigroup with the SEC when it becomes available.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 9, 2012, by and among WellPoint, Inc., WellPoint Merger Sub, Inc. and Amerigroup Corporation

99.1	Transcript of Analyst/Investor Conference Call, dated July 9, 2012

99.2	Email from Angela Braly to Amerigroup associates on July 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2012

WELLPOINT, INC.

By:	/s/ John Cannon
Name:	John Cannon
Title:	EVP, General Counsel, Corporate Secretary and Chief Public Affairs Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 9, 2012, by and among WellPoint, Inc., WellPoint Merger Sub, Inc. and Amerigroup Corporation

99.1	Transcript of Analyst/Investor Conference Call, dated July 9, 2012

99.2	Email from Angela Braly to Amerigroup associates on July 9, 2012